Exhibit 99.1

Twist Bioscience Announces Promotions and Changes to Executive Leadership Team

SOUTH SAN FRANCISCO, CA – April 21, 2022 — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced the promotion of Tracey Mullen, MBA to senior vice president of operations and Nimisha Srivastava, Ph.D. to senior vice president of research and development. In addition, Patrick Weiss will step down from his role as chief operating officer into a strategic advisor role for personal reasons, effective April 21, 2022, while a formal search is conducted for his replacement.

“Tracey joined Twist through the acquisition of Abveris and quickly demonstrated her capability to lead dynamic organizations,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “Nimisha has been leading the engineering team for many years, providing hardware and software solutions to support the production of the products that R&D designs, ensuring that our products integrate seamlessly into the production and software environments. Her success in this role makes her ideally suited to drive larger initiatives across the company.”

“I’d like to thank Patrick for his contributions over the last eight years, building a robust operations organization that continues to scale to serve our customers and wish him success in his future endeavors. As we progress steadily through our next phase of growth, Tracey and Nimisha, along with many other members of the management team, bring the experience and dedication to energize the next step in our evolution,” continued Dr. Leproust.

Tracey joined Twist through the acquisition of Abveris, a company offering premium in vivo antibody drug discovery services, in November 2021. Prior to Twist, she served as CEO of Abveris. Tracey initially served as Abveris’ chief operating officer where she managed operations and project development for both therapeutic and critical reagent in vivo antibody discovery campaigns. Before Abveris, she served on the antibody discovery team at Biogen where she helped implement the technology transfer of the Adimab yeast display platform for antibody discovery and engineering. Throughout her tenure at Biogen, Tracey worked to optimize the in vitro discovery of antibodies to traditionally difficult therapeutic targets, including leveraging the Adimab platform to generate antibodies against GPCRs. Previously she worked for a contract research organization specializing in in vivo antibody. She received her B.S. in Chemical and Biological Engineering from the Massachusetts Institute of Technology and her Executive MBA from Quantic School of Business and Technology.

Nimisha joined Twist in March 2014 and was instrumental in automating processes and procedures to fuel the growth of Twist into a leading global manufacturer of synthetic DNA. She built out the core technology team and scaled up key laboratory processes, workflows and automation, which enabled the high-throughput production of novel synthetic DNA-based offerings. Prior to joining Twist, Nimisha held key technical and leadership positions at various startups as well as academic and national laboratories where she drove the development and scale up of microfluidics technologies for multiplexed pathogen detection and in vitro diagnostics. She holds a B.S. in chemical engineering from the Indian Institute of Technology, New Delhi and an M.S. and Ph.D. in chemical engineering from the University of Michigan, Ann Arbor where she studied the intersection of genetics, miniaturization, and dynamics of complex fluids.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

Follow us on Twitter | Facebook | LinkedIn | YouTube

Twist Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission on February 9, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Twist Bioscience:

Angela Bitting

SVP, Corporate Affairs

Twist Bioscience

abitting@twistbioscience.com